Exhibit 15.3

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-238186) on Form S-8 of Aegon Ltd. of our report dated March 25, 2025, with respect to the consolidated financial statements of ASR Nederland N.V., which report appears in the Form 20-F/A of Aegon Ltd. dated April 1, 2025.

/s/ KPMG Accountants N.V.

Utrecht, The Netherlands
April 1, 2025

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